Exhibit 99.d(1)(g)

AMENDMENT NO. 6

TO THE AMENDED AND RESTATED

MASTER INVESTMENT ADVISORY AGREEMENT OF

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

This Amendment, effective as of September 10, 2024, amends the Amended and Restated Master Investment Advisory Agreement (the “Agreement”), dated July 1, 2020, by and between AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware business trust (the “Trust”) and Invesco Advisers, Inc., a Delaware corporation (the “Adviser”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to change the name of Invesco V.I. Capital Appreciation Fund to Invesco V.I. Discovery Large Cap Fund in Appendix A and B to the Agreement, effective April 30, 2025.

NOW, THEREFORE, the parties agree that:

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Oppenheimer V.I. International Growth Fund	May 24, 2019
Invesco V.I. American Franchise Fund	February 12, 2010
Invesco V.I. American Value Fund	February 12, 2010
Invesco V.I. Balanced-Risk Allocation Fund	January 7, 2011
Invesco V.I. Comstock Fund	February 12, 2010
Invesco V.I. Core Equity Fund	May 1, 2000
Invesco V.I. Core Plus Bond Fund	May 1, 2000
Invesco V.I. Discovery Large Cap Fund	May 24, 2019
Invesco V.I. Discovery Mid Cap Growth Fund	May 24, 2019
Invesco V.I. Diversified Dividend Fund	February 12, 2010
Invesco V.I. Equally-Weighted S&P 500 Fund	February 12, 2010
Invesco V.I. Equity and Income Fund	February 12, 2010
Invesco V.I. Global Core Equity Fund	February 12, 2010
Invesco V.I. Global Fund	May 24, 2019
Invesco V.I. Global Real Estate Fund	April 30, 2004
Invesco V.I. Global Strategic Income Fund	May 24, 2019
Invesco V.I. Government Money Market Fund	May 1, 2000
Invesco V.I. Government Securities Fund	May 1, 2000
Invesco V.I. Growth and Income Fund	February 12, 2010
Invesco V.I. Health Care Fund	April 30, 2004
Invesco V.I. High Yield Fund	May 1, 2000

Invesco V.I. EQV International Equity Fund	May 1, 2000
Invesco V.I. Main Street Fund®	May 24, 2019
Invesco V.I. Main Street Mid Cap Fund®	September 10, 2001
Invesco V.I. Main Street Small Cap Fund®	May 24, 2019
Invesco® V.I. S&P 500 Buffer Fund – March	September 7, 2021
Invesco® V.I. S&P 500 Buffer Fund – June	September 7, 2021
Invesco® V.I. S&P 500 Buffer Fund – September	September 7, 2021
Invesco® V.I. S&P 500 Buffer Fund – December	September 7, 2021
Invesco® V.I. NASDAQ 100 Buffer Fund – March	September 7, 2021
Invesco® V.I. NASDAQ 100 Buffer Fund – June	September 7, 2021
Invesco® V.I. NASDAQ 100 Buffer Fund – September	September 7, 2021
Invesco® V.I. NASDAQ 100 Buffer Fund – December	September 7, 2021
Invesco V.I. Small Cap Equity Fund	September 1, 2003
Invesco V.I. Technology Fund	April 30, 2004
Invesco V.I. U.S. Government Money Portfolio	May 24, 2019

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.

Invesco Oppenheimer V.I. International Growth Fund*

Net Assets	Annual Rate
First $250 million	1.000%
Next $250 million	0.900%
Next $500 million	0.850%
Over $1 billion	0.820%

Invesco V.I. American Franchise Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $550 million	0.62%
Next $3.45 billion	0.60%
Next $250 million	0.595%
Next $2.25 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%

Invesco V.I. American Value Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $1.5 billion	0.62%
Next $2.5 billion	0.595%
Next $2.5 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%

Invesco V.I. Balanced-Risk Allocation Fund♦*

Net Assets	Annual Rate±
First $250 million	0.95%
Next $250 million	0.925%
Next $500 million	0.90%
Next $1.5 billion	0.875%
Next $2.5 billion	0.85%
Next $2.5 billion	0.825%
Next $2.5 billion	0.80%
Over $10 billion	0.775%

♦ To the extent Invesco V.I. Balanced-Risk Allocation Fund invests its assets in Invesco Cayman Commodity Fund IV Ltd., a direct wholly-owned subsidiary of Invesco V.I. Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco V.I. Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund IV Ltd.

Invesco V.I. Comstock Fund

Net Assets	Annual Rate
First $500 million	0.60%
Next $1.5 billion	0.55%
Over $2 billion	0.53%

Invesco V.I. Growth and Income Fund

Net Assets	Annual Rate
First $500 million	0.60%
Over $500 million	0.55%

Invesco V.I. Core Equity Fund

Net Assets	Annual Rate
First $250 million	0.65%
Next $1.75 billion	0.60%
Over $2 billion	0.58%

Invesco V.I. Core Plus Bond Fund

Net Assets	Annual Rate
First $500 million	0.450%
Next $500 million	0.425%
Next $1.5 billion	0.400%
Next $2.5 billion	0.375%
Over $5 billion	0.350%

Invesco V.I. Discovery Large Cap Fund*

Net Assets	Annual Rate
First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Next $200 million	0.600%
Over $1 billion	0.580%

Invesco V.I. Discovery Mid Cap Growth Fund*

Net Assets	Annual Rate
First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Next $700 million	0.600%
Over $1.5 billion	0.580%

Invesco V.I. Diversified Dividend Fund

Net Assets	Annual Rate
First $250 million	0.545%
Next $750 million	0.42%
Next $1 billion	0.395%
Over $2 billion	0.37%

Invesco V.I. Equity and Income Fund

Net Assets	Annual Rate
First $150 million	0.50%
Next $100 million	0.45%
Next $100 million	0.40%
Over $350 million	0.35%

Invesco V.I. Global Core Equity Fund

Net Assets	Annual Rate
First $1 billion	0.67%
Next $500 million	0.645%
Next $1 billion	0.62%
Next $1 billion	0.595%
Next $1 billion	0.57%
Over $4.5 billion	0.545%

Invesco V.I. Global Fund*

Net Assets	Annual Rate
First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Next $4.2 billion	0.600%
Over $5 billion	0.580%

Invesco V.I. Global Strategic Income Fund*

Net Assets	Annual Rate**
First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Next $200 million	0.600%
Next $4 billion	0.500%
Over $5 billion	0.480%

**To the extent Invesco Oppenheimer Global Strategic Income Fund invests its assets in Invesco Oppenheimer Global Strategic Income Fund (Cayman) Ltd., a direct wholly-owned subsidiary of Invesco Oppenheimer Global Strategic Income Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Oppenheimer Global Strategic Income Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Oppenheimer Global Strategic Income Fund (Cayman) Ltd.

Invesco V.I. Government Money Market Fund

Net Assets	Annual Rate
All Assets	0.15%

Invesco V.I. Government Securities Fund

Net Assets	Annual Rate
First $250 million	0.50%
Over $250 million	0.45%

Invesco V.I. Health Care Fund

Invesco V.I. Global Real Estate Fund

Invesco V.I. Technology Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Over $10 billion	0.68%

Invesco V.I. High Yield Fund

Net Assets	Annual Rate
First $200 million	0.625%
Next $300 million	0.55%
Next $500 million	0.50%
Over $1 billion	0.45%

Invesco V.I. EQV International Equity Fund

Net Assets	Annual Rate
First $250 million	0.75%
Over $250 million	0.70%

Invesco V.I. Main Street Fund®*

Invesco V.I. Main Street Small Cap Fund®*

First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Next $200 million	0.600%
Next $4 billion	0.580%
Over $5 billion	0.560%

Invesco V.I. Main Street Mid Cap Fund®

Net Assets	Annual Rate
First $500 million	0.725%
Next $500 million	0.700%
Next $500 million	0.675%
Over $1.5 billion	0.65%

Invesco V.I. Equally-Weighted S&P 500 Fund

Net Assets	Annual Rate
First $2 billion	0.12%
Over $2 billion	0.10%

Invesco® V.I. S&P 500 Buffer Fund – March

Invesco® V.I. S&P 500 Buffer Fund – June

Invesco® V.I. S&P 500 Buffer Fund – September

Invesco® V.I. S&P 500 Buffer Fund – December

Invesco® V.I. NASDAQ 100 Buffer Fund – March

Invesco® V.I. NASDAQ 100 Buffer Fund – June

Invesco® V.I. NASDAQ 100 Buffer Fund – September

Invesco® V.I. NASDAQ 100 Buffer Fund – December

Net Assets	Annual Rate
First $2B	0.42%
Over $2B	0.40%

Invesco V.I. Small Cap Equity Fund

Net Assets	Annual Rate
First $250 million	0.745%
Next $250 million	0.73%
Next $500 million	0.715%
Next $1.5 billion	0.70%
Next $2.5 billion	0.685%
Next $2.5 billion	0.67%
Next $2.5 billion	0.655%
Over $10 billion	0.64%

Invesco V.I. U.S. Government Money Portfolio*

Net Assets	Annual Rate
First $500 million	0.450%
Next $500 million	0.425%
Next $500 million	0.400%
Over $1.5 billion	0.375%

* The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate by their respective officers on the day and year first written above.

INVESCO ADVISERS, INC.

By:	/s/ Glenn Brightman
Glenn Brightman
Senior Vice President

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

By:	/s/ Melanie Ringold
Melanie Ringold
Secretary, Senior Vice President and Chief Legal Officer